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                                                                   EXHIBIT 16.01


[LETTERHEAD OF PRICE WATERHOUSE LLP]                                     [LOGO]




October 1, 1996

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549

Ladies and Gentlemen:

Re:  Form S-1 of Firearms Training Systems, Inc.
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We have read the first paragraph of the "Change in Independent Accountants"
section of the aforementioned Form S-1 and are in agreement with the statements contained therein.

Yours very truly,


/s/ Price Waterhouse LLP